UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________________________

FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2017

Perfumania Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Sawgrass Drive, Suite 2
Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)
____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         [ ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 19, 2017, the Company received a letter from the staff of The Nasdaq Stock Market LLC notifying the Company that it is not in compliance with Listing Rule 5250(c)(1), having failed to file its Form 10-Q with the Securities and Exchange Commission (“SEC”) when due in September 2017, and that, in light of the Company’s bankruptcy filing, the staff has determined in accordance with Listing Rules 5101 and 5110(b), and IM-5101-1, that the Company’s common stock will be delisted from The Nasdaq Stock Market (“Nasdaq”)
Considering Nasdaq’s continued listing requirements and the Company’s intention to emerge from Chapter 11 as a private company, the Company does not plan to appeal the Nasdaq staff’s determination. Accordingly, trading of the Company’s common stock on Nasdaq will be suspended as of the opening of business on September 28, 2017, and Nasdaq will file a Form 25 with the SEC, which will remove the Company’s common stock from listing on Nasdaq.
After the Company’s common stock is delisted by Nasdaq, it may be eligible to be quoted on the over-the-counter market. There is no assurance that broker-dealers will commence or continue to provide public quotes of the common stock on this market during the Company’s reorganization or, if so, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market.
The Company issued a press release on September 21, 2017, regarding the Nasdaq delisting, which is filed as Exhibit 99.1 herewith and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on September 21, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.

Date: September 21, 2017	By: /s/ Michael P. Nofi
Michael P. Nofi
Chief Financial Officer

Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by the Company on September 21, 2017.